Exhibit 10.4
AMENDMENT NUMBER ONE TO THE
COMMERCIAL METALS COMPANY
2006 CASH INCENTIVE PLAN
     This AMENDMENT NUMBER ONE TO THE COMMERCIAL METALS COMPANY 2006 CASH INCENTIVE PLAN (this “Amendment”), dated as of December 31, 2009, is made and entered into by Commercial Metals Company, a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Commercial Metals Company 2006 Cash Incentive Plan (the “Plan”).
RECITALS
     WHEREAS, Article VII of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and
     WHEREAS, the Board desires to amend the Plan to bring certain provisions of the Plan into compliance with new requirements under Section 162(m) of the Code.
     NOW, THEREFORE, in accordance with Article VII of the Plan, the Board hereby amends the Plan as follows:
     1. Article I of the Plan is hereby amended by deleting the definition of “Retirement” from the Plan.
     2. Section 5.2 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.2:
     5.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for cause (as determined by such employer) during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 5.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.
     3. Section 5.3 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.3:
     5.3 Pro Rata Payment for Death, Disability, or Termination without Cause; New Hires.
     (a) Death or Disability. If during a Performance Period that does not exceed a Fiscal Year, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive the full amount of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed until the close of such Performance Period. If during a Performance Period that exceeds a Fiscal Year, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such

Participant, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.
     (b) Termination Without Cause. If during a Performance Period a Participant’s employment is terminated by his or her employer without cause (as determined by such employer) then such Participant shall, if the Committee so determines, be eligible to receive a pro rata portion of the Incentive Compensation that would have been payable to such Participant, based on the achievement of the Performance Goals for such Performance Period, if he or she had remained employed, based on the number of days worked during the Performance Period and calculated on the basis of his or her Base Pay received for the Performance Period. Notwithstanding anything herein to the contrary, such Incentive Compensation shall be payable only if the Threshold Achievement for the set of Performance Goals for such Performance Period is achieved; if such Threshold Achievement is not met, no Incentive Compensation shall be paid. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.
     (c) New Hires; Promotions. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 5.1 hereof.
     4. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.
[Signature page to follow]

     IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

COMMERCIAL METALS COMPANY

By:	/s/ Murray R. McClean
	Name:	Murray R. McClean
	Title:	President and Chief Executive Officer

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